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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            FORM 8-K CURRENT REPORT


                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  December 15, 1997


                         R.R. DONNELLEY & SONS COMPANY
             (Exact name of registrant as specified in its charter)



         DELAWARE                       1-4694                  36-1004130
(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               file number)          Identification No.)



         77 WEST WACKER DRIVE
          CHICAGO, ILLINOIS                               60601
(Address of principal executive offices)               (Zip Code)

                 Registrant's Telephone Number  (312) 326-8000


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ITEM 5.  OTHER EVENTS

     On December 16, 1997, the Company issued a press release regarding, in part, the restructuring of its interest in Stream International Holdings Inc.
(SIH), the reclassification of a portion of the business as discontinued operations and the recording of a fourth-quarter charge of approximately $100 million pre-tax to adjust the carrying cost of the properties. A copy of the press release is attached as Exhibit 99.1 and is hereby incorporated by reference. The Company's Pro Forma Consolidated Financial Statements for the years ended December 31, 1994, 1995 and 1996 and the nine months ended September 30, 1996 and 1997 are attached as Exhibit 99.2 and are hereby incorporated by reference. Effective November 20 and December 1, 1997, the By-laws of the Company were amended to reflect certain organizational changes previously announced.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

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         EXHIBIT     DESCRIPTION
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

           3 (ii)(a) By-Laws

           3 (ii)(b) Amendment to By-Laws adopted November 20, 1997.

          99.1 Press Release of R.R. Donnelley & Sons Company Issued December 16, 1997.

          99.2 R.R. Donnelley & Sons Company -- Certain Pro Forma Information as of and for the Years ended December 31, 1994, 1995 and 1996 and the Nine Months ended September 30, 1996 and 1997
                     -- Pro Forma Statements of Income
                     -- Pro Forma Consolidated Balance Sheet
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                                   SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                  R.R. DONNELLEY & SONS COMPANY



Date: December 15, 1997           By:  /s/ Monica M. Fohrman
                                       ------------------------
                                       Monica M. Fohrman
                                       Vice President and Corporate Secretary
                                       (Authorized Officer)